EXHIBIT 10.1

PROMISSORY NOTE

June 4, 2017

For value received and to be received, the undersigned, New Leap, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Itzhak Ostashinsky (the "Lender"), upon demand, the principal sum paid by Lender for the benefit of Borrower under this Note up to the date such demand is made.

This Note shall bear no interest.

The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or a default hereunder. This Note may be prepaid at any time without penalty.

The Borrower, and every guarantor and endorser hereof, hereby waive presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to conflict of laws principles.

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO THIS NOTE OR THE ENFORCEMENT OR COLLECTION HEREOF.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.

New Leap, Inc.

By:	/s/ Itzhak Ostashinsky
Itzhak Ostashinsky
President